Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-1 of Uranium Royalty Corp. of our report dated July 28, 2026 relating to the financial statements of Uranium Royalty Corp., which appears in Uranium Royalty Corp.’s Annual report on Form 10-K for the year ended April 30, 2026.

We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

October 1, 2026